Exhibit 99.1

For Immediate Release

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430
Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948
Ben Starkie, Public Relations Manager – Europe +41-(0) 21-863-5195

Logitech Announces Financial Results for Q3 FY 2010

Company Returns to Double-Digit Profit Growth

FREMONT, Calif., Jan. 20, 2010 and ROMANEL-SUR-MORGES, Switzerland, Jan. 21, 2010 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2010.

Sales for Q3 were $617 million, a decrease of 2 percent compared to $627 million in the same quarter last year. Excluding the favorable impact of exchange rate changes, sales decreased by 7 percent.

Operating income for Q3 grew by 37 percent, to $58 million, compared to $43 million in the same quarter a year ago. Operating income for Q3 FY 2010 includes the impact of $5.8 million in one-time transaction costs related to the Company’s acquisition of LifeSize Communications in December 2009. Net income for the quarter was $57 million ($0.32 per share) compared to net income of $40 million ($0.22 per share) in Q3 FY 2009. Gross margin for the third quarter was 33.9 percent compared to 29.9 percent in Q3 FY 2009.

Logitech’s retail sales for Q3 were up 3 percent year over year, with sales up by 8 percent in the Americas and 6 percent in EMEA and down 17 percent in Asia. OEM sales were down by 38 percent.

“Q3 marks a turning point in our plan to emerge stronger from the economic downturn,” said Gerald P. Quindlen, Logitech president and chief executive officer. “There were many highlights in the quarter, starting with improved sell-through in all of our retail regions, driven by the success of our new products across multiple categories.

“We are also very pleased with our return to year-over-year profitability growth in Q3, driven by the substantial improvement in gross margin, as well as with our outstanding working capital management, which yielded cash flow from operations of $166 million. For the current quarter, we anticipate accelerating sales momentum, resulting in our return to double-digit sales growth, as well as a substantial improvement in profitability compared to Q4 FY 2009.”

Outlook
For the fourth quarter of FY 2010, Logitech expects sales within the range of $500 million to $515 million, gross margin of approximately 34 percent, and operating income in the range of $15 million to $20 million, which includes the impact of amortization of the intangible assets of LifeSize Communications, which will recur in future periods.

Earnings Teleconference and Webcast
Logitech will hold an earnings teleconference on Thursday, Jan. 21, 2010 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call, along with presentation slides, will be available on the Logitech corporate Web site at http://ir.logitech.com.

About Logitech
Logitech is a world leader in personal peripherals, driving innovation in PC navigation, Internet communications, digital music, home-entertainment control, gaming and wireless devices. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements, including the statements regarding anticipated sales, operating income and gross margin for Q4 FY 2010, Q3 FY 2010 marking a turning point, and anticipated accelerating sales momentum and a return to double-digit sales growth in Q4 FY 2010. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: our inability to predict the timing and strength of the improvement in our business, operating results and financial condition; the demand of our customers and our consumers for our products and our ability to accurately forecast it; consumer reaction to our new products; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we fail to take advantage of long-term trends in the consumer electronics and personal computers industries; if we fail to successfully innovate in our current and emerging product categories and identify new feature or product opportunities; the sales mix among our lower- and higher-margin products and our geographic sales mix; the retention of employees of LifeSize and the ability of Logitech to successfully integrate LifeSize’s market opportunities, technology, personnel and operations and to achieve anticipated results; competition in the video conferencing and communications industry, including from companies with greater resources, installed base and name recognition; as well as those additional factors set forth in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and our subsequent Quarterly Reports on Form 10-Q available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGI – IR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008

Net sales	$617,101	$627,466
Cost of goods sold	408,137	439,970
Gross profit	208,964	187,496
% of net sales	33.9%	29.9%

Operating expenses:
Marketing and selling	87,322	86,046
Research and development	32,931	32,401
General and administrative (1)	30,284	26,273
Total operating expenses	150,537	144,720

Operating income	58,427	42,776

Interest income, net	414	2,212
Other income, net	3,052	8,101

Income before income taxes	61,893	53,089
Provision for income taxes	4,807	12,596

Net income	$57,086	$40,493

Shares used to compute net income per share:
Basic	175,963	178,497
Diluted	178,403	181,145
Net income per share:
Basic	$0.32	$0.23
Diluted	$0.32	$0.22

(1) General and administrative expenses for the quarter ended December 31, 2009 include $5.8 million for transaction, due diligence and integration costs related to our acquisition of LifeSize Communications.

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Nine Months Ended December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2009	2008

Net sales	$1,441,304	$1,800,884
Cost of goods sold	1,002,730	1,211,742
Gross profit	438,574	589,142
% of net sales	30.4%	32.7%

Operating expenses:
Marketing and selling	215,095	248,066
Research and development	96,116	99,011
General and administrative (1)	75,204	89,202
Restructuring charges	1,494	-
Total operating expenses	387,909	436,279

Operating income	50,665	152,863

Interest income, net	1,645	7,539
Other income, net	2,416	7,809

Income before income taxes	54,726	168,211
Provision for income taxes	14,262	26,101

Net income	$40,464	$142,110

Shares used to compute net income per share:
Basic	178,011	178,721
Diluted	180,301	183,484
Net income per share:
Basic	$0.23	$0.80
Diluted	$0.22	$0.77

(1) General and administrative expenses for the nine months ended December 31, 2009 include $5.8 million for transaction, due diligence and integration costs related to our acquisition of LifeSize Communications.

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	December 31, 2009	March 31, 2009	December 31, 2008

Current assets
Cash and cash equivalents	$281,052	$492,759	$480,176
Short term investments	-	1,637	2,176
Accounts receivable	248,625	213,929	374,968
Inventories	235,012	233,467	339,518
Other current assets	71,803	56,884	73,070
Total current assets	836,492	998,676	1,269,908
Property, plant and equipment	92,452	104,132	107,217
Intangible assets
Goodwill	547,816	242,909	247,171
Other intangible assets	102,307	32,109	34,467
Other assets	66,798	43,704	40,117
Total assets	$1,645,865	$1,421,530	$1,698,880

Current liabilities
Accounts payable	$316,651	$157,798	$360,891
Accrued liabilities	192,234	131,496	168,296
Total current liabilities	508,885	289,294	529,187
Other liabilities	155,811	134,528	127,533
Total liabilities	664,696	423,822	656,720

Shareholders' equity	981,169	997,708	1,042,160

Total liabilities and shareholders' equity	$1,645,865	$1,421,530	$1,698,880

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Nine Months Ended December 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2009	2008

Cash flows from operating activities:
Net income	$40,464	$142,110
Non-cash items included in net income:
Depreciation	41,852	33,850
Amortization of other intangible assets	7,602	5,808
Share-based compensation expense related to options, restricted stock units and purchase rights	17,249	17,952
Write-down of investments	-	1,764
Excess tax benefits from share-based compensation	(1,708)	(6,641)
Loss (gain) on cash surrender value of life insurance policies	(1,216)	1,440
In-process research and development	-	1,000
Deferred income taxes and other	(23,414)	(3,495)
Changes in assets and liabilities:
Accounts receivable	(22,470)	(10,916)
Inventories	19,405	(100,063)
Other assets	12,314	(7,058)
Accounts payable	151,042	75,945
Accrued liabilities	58,230	23,273
Net cash provided by operating activities	299,350	174,969

Cash flows from investing activities:
Purchases of property, plant and equipment	(26,438)	(38,631)
Proceeds from cash surrender of life insurance policies	813	-
Acquisitions and investments, net of cash acquired	(388,807)	(64,430)
Premiums paid on cash surrender value life insurance policies	-	(427)
Net cash used in investing activities	(414,432)	(103,488)

Cash flows from financing activities:
Repayment of short-term debt	(13,599)	-
Purchases of treasury shares	(101,267)	(78,870)
Proceeds from sale of shares upon exercise of options and purchase rights	15,977	23,496
Excess tax benefits from share-based compensation	1,708	6,641
Net cash used in financing activities	(97,181)	(48,733)

Effect of exchange rate changes on cash and cash equivalents	556	(24,924)
Net decrease in cash and cash equivalents	(211,707)	(2,176)
Cash and cash equivalents at beginning of period	492,759	482,352
Cash and cash equivalents at end of period	$281,052	$480,176

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended December 31,		Nine Months Ended December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2009	2008	2009	2008

Depreciation	$15,795	$11,349	$41,852	$33,850
Amortization of other acquisition-related intangibles	2,999	3,338	7,602	6,808
Operating income	58,427	42,776	50,665	152,863
Operating income before depreciation and amortization	77,221	57,463	100,119	193,521
Capital expenditures	8,294	13,584	26,438	38,631

Net sales by channel:
Retail	$564,258	$545,537	$1,290,726	$1,528,921
OEM	50,502	81,929	148,237	271,963
LifeSize	2,341	-	2,341	-
Total net sales	$617,101	$627,466	$1,441,304	$1,800,884

Net retail sales by product family:
Retail - Pointing Devices	$166,703	$149,058	$387,550	$473,503
Retail - Keyboards & Desktops	104,624	106,296	242,539	312,324
Retail - Audio	147,945	152,429	341,066	352,459
Retail - Video	67,321	71,153	168,398	198,631
Retail - Gaming	36,359	38,111	82,001	107,651
Retail - Remotes	41,306	28,490	69,172	84,353
Total net retail sales	$564,258	$545,537	$1,290,726	$1,528,921

	Quarter Ended December 31,		Nine Months Ended December 31,
Share-based Compensation Expense for Employee Stock Options, Restricted Stock Units and Employee Stock Purchases	2009	2008	2009	2008

Cost of goods sold	$709	$888	$2,135	$2,288
Marketing and selling	2,018	2,070	5,931	5,908
Research and development	1,139	1,157	3,048	3,266
General and administration	2,218	2,126	6,135	6,490
Income tax benefit	(3,324)	(904)	(4,157)	(3,102)
Total share-based compensation expense after income taxes	$2,760	$5,337	$13,092	$14,850

Share-based compensation expense for employee stock options, restricted stock units, employee stock purchases, net of tax, per share (diluted)	$0.02	$0.03	$0.07	$0.08